Exhibit 10.16

                             FORM OF PROMISSORY NOTE


Principal Amount: $__________                              Interest Rate: _____%

         In consideration of value received, receipt of which is hereby acknowledged, MONTGOMERY REALTY GROUP, INC., a Nevada Corporation ("Debtor" or "Borrower") promises to pay to DINESH MANIAR ("Lender" or "Promisee"), or order, in lawful money of the United States of America, the principal amount of __________________________________ Dollars ($__________), or so much as may be outstanding, together with interest on the unpaid principal balance, payable monthly, at the rate of __________ percent (__.__%) per annum, as set forth below, or the maximum interest rate allowable by law, whichever is less. All payments under this note shall be made payable to DINESH MANIAR, or order.

Principal & Interest Payments

1. Interest: Borrower shall pay Lender interest on the outstanding principal balance on the first day of each month commencing _____________________, and on the first day of each month thereafter until this Note has been paid in full.


2. Principal: All outstanding principal, together with any and all accrued interest thereon shall be due on demand, but not later than
         _____________________.

Prepayment

         This note may be prepaid, in whole or in part, prior to the maturity dates set forth above, without a prepayment penalty or other charge therefore.

Waiver

         The Lender may delay or forgo enforcing any of his rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly agreed in writing, no party who signs this Note, whether as maker, guarantor or accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this Note, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest, if any, and take such other action deemed necessary by Lender without the consent of or notice to anyone. All such parties agree that Lender may modify this Note without the consent of or notice to anyone other than the party with whom this modification is made.

Attorneys Fees

         This Note shall be governed by the laws of the State of California. In the event any action is taken by the Lender to enforce collection of any sum due under this Note, the maker agrees to pay, in addition to all other sums chargeable hereunder, reasonable costs and attorneys fees incurred in collection of this Note.

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No Defenses

         This promissory note is an independent obligation of Borrower for the benefit of Lender, and the obligations of the Borrower under this promissory note are to be considered separate and apart from any defense that may arise from this note being considered part of a larger contract involving the sale of goods, the performance of services, or any other matter that might be brought as a defense to the obligation of Borrower to pay as due the sums set forth in this Promissory Note. Without limitation, Borrower waives his rights, if any, to reformation, rescission, injunction, offset or any other cause of action or form of relief which would in any way defeat the obligation of this promissory note.

Counterparts

         This Note may be executed in counterparts, each of which shall be deemed an original.

Dated: _______________________



---------------------------
Mr. Dinesh Maniar
President
MONTGOMERY REALTY GROUP, INC.